UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          July 28, 2000 (Jul 14, 2000)

                Date of Report (Date of earliest event reported)


                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)


         California                        0-18645               94-2802192
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
 of incorporation or organization)                           identification No.)


645 North Mary Avenue, Sunnyvale, California                      94088
(Address of Principal Executive Offices)                        (Zip Code)

                                 (408) 481-8000

              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

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This report contains  forward-looking  statements  within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in the forward-looking statements due to a number of factors including, but not limited to, as a result of the risk factors set forth below in this report as well as those set forth in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and the other reports and documents that the Company files from time to time with the Securities and Exchange Commission.

Item 2.  Acquisition.

Acquisition Completion:

     Effective as of July 14, 2000, Trimble Navigation Limited, a California Corporation ("Trimble" or the "Company") completed the acquisition of the Spectra Precision wholly owned businesses formerly owned by Thermo Electron Corporation ("Thermo Electron"), collectively known as the "Spectra Precision Group" for an aggregate purchase price of approximately $294 million, which is subject to a final adjustment in the purchase price as provided for in the acquisition agreements. The increase of $14 million from the previously announced estimated purchase price is a result of adjustments to net working capital and net debt from a reference balance sheet, made pursuant to the terms of the original Agreement and Plan of Acquisition signed on May 11, 2000 by and among Trimble, the Spectra Precision Group and Thermo Electron. The acquisition includes 100% of the stock of Spectra Precision Inc., a Delaware corporation, Spectra Precision SRL, an Italian corporation, Spectra Physics Holdings GmbH, a German corporation, and Spectra Precision BV, a Netherlands corporation. The acquisition also consists of certain assets and liabilities of Spectra Precision AB, a Swedish corporation, including 100% of the shares of Spectra Precision SA, a French corporation, Spectra Precision Scandinavia AB, a Swedish corporation, Spectra Precision of Canada Ltd., a Canadian corporation, and Spectra Precision Handelsges mbH, an Austrian corporation.

     The acquisition will be treated as a purchase for accounting purposes; accordingly, Trimble's consolidated results of operations will include the operating results of the Spectra Precision Group subsequent to the effective acquisition date. The acquisition was financed with $80 million in seller subordinated debt, $140 million of cash provided through a syndicate of banks, and $74 million of the Company's available cash on hand. (See further discussions below under "Acquisition Financing".) The Company acquired approximately $133 million of identifiable intangible assets as part of the acquisition which the Company expects to amortize over various time periods ranging from 5 to 10 years and expects to record approximately $81 million of goodwill due to the acquisition which will be amortized over 20 years. The Company also expects to incur $7 to $8 million of costs and expenses in connection with the acquisition. The purchase price was arrived at through arm's length negotiations by the parties and was determined to be fair and reasonable by the Board of Directors of Trimble.

Acquisition Financing:

     In order to finance the acquisition of the Spectra Precision Group, fund the Company's on-going working capital requirements, and pay related fees and expenses of the acquisition, Trimble (i) obtained a new senior secured credit facility, (ii) issued an $80 million subordinated seller promissory note, (iii) terminated its existing $50 million unsecured revolving credit facility and (iv) prepaid its existing $30 million outstanding subordinated promissory notes, as briefly summarized below.

  0 New Credit Facilities: In July 2000, ABN AMRO Bank, N.V. led a syndicate of banks which underwrote $200 million of new senior, secured credit facilities for the Company (the "New Credit Facilities") to support the acquisition of the Spectra Precision Group and to refinance certain existing debt. The New Credit Facilities are comprised of a $50 million 3-year U.S. dollar only revolver; a $50 million 3-year multi-currency revolver; and a $100 million 5-year term loan. Pricing for any borrowings under the New Credit Facilities is fixed for the first 6 months at LIBOR plus 275 basis points and is thereafter tied to a formula, based on the Company's leverage ratio (which is defined as all outstanding debt (excluding the seller subordinated note) over EBITDA). Trimble immediately used approximately $170 million available under the New Credit Facilities to fund the acquisition of the Spectra Precision Group. $30 million was used to pay off the principal portion of Company's existing subordinated notes to John Hancock (as described below) and $140 million was paid in cash to the seller. The balance of the $294 million aggregate purchase price was paid by the Company with $74 million of excess available cash on hand and an $80 million subordinated seller note was issued to effect the acquisition. The New Credit Facilities are secured by all material tangible and intangible assets of the Company, subject to foreign tax considerations. If Trimble is able to achieve and maintain a leverage ratio (Debt/EBITDA) of 2.0x or less for four consecutive quarters, the security for the New Credit Facilities will be released. Financial covenants of the New Credit Facilities include leverage, fixed charge,


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     and minimum net worth tests. In addition, Trimble is restricted from paying dividends under the terms of the New Credit Facilities.

  0 New Seller Promissory Note: The $80 million promissory note issued by the Company to the seller is subordinated to the New Credit Facilities and carries a 10% coupon, payable in cash or additional seller paper at the Company's option. The subordinated seller note has a stated two year maturity, but carries an automatic maturity deferral provision which effectively extends the maturity date to that date on which Trimble is allowed to repay the note without triggering a default under the New Credit Facilities. The New Credit Facilities allow Trimble to repay the seller note at any time (in part or in whole), provided that (a) Trimble's leverage ratio (Debt (excluding the seller note)/EBITDA) prior to such repayment is less than 1.0x and (b) after giving effect to such repayment Trimble would have (i) a leverage ratio (Debt (excluding any remaining portion of the seller note)/EBITDA) of less than 2.0x and (ii) cash and unused availability under the revolvers of the New Credit Facilities of at least $35 million. Although the subordinated seller note will carry certain limited covenants and defaults, the seller will be barred in the event of default from pursuing such rights and remedies for the stated maturity of the New Credit Facilities (i.e., a five-year standstill). The New Credit Facilities also prohibit cash payments of interest or principal on the subordinated seller note during a period of default. .

  O Prepayment of Existing $30 million Subordinated Notes: In June 1994, Trimble issued $30 million of subordinated promissory notes to John Hancock bearing interest at an annual rate of 10%, with principal and interest due on June 15, 2001. Interest payments under such notes were due monthly in arrears. The notes were subordinated to the Company's senior debt, which was defined as all pre-existing indebtedness for borrowed money and certain future indebtedness for borrowed money (including, subject to certain restrictions, secured bank borrowings and borrowed money for the acquisition of property and capital equipment) and trade debt incurred in the ordinary course of business. In order to effect the acquisition of the Spectra Precision Group and as part of obtaining the New Credit Facilities, Trimble prepaid all such outstanding long-term note obligations to John Hancock for a total of $31,069,108, which consisted of $30 million in principal, $183,333 in accrued interest and $885,775 as a prepayment penalty. Pursuant to the terms of such original notes, any prepayment of any portion of the outstanding principal required Trimble to pay additional amounts if U.S. Treasury obligations of a similar maturity exceed a specified yield.

  O  Termination of Existing $50 million Unsecured  Revolving Credit Facility:
     In August 1997, Trimble entered into a three-year, $50,000,000 unsecured revolving credit facility with four banks (the "Credit Agreement"). The existing Credit Agreement enabled Trimble to borrow up to $50,000,000, provided that certain financial and other covenants were met. In October 1999, Trimble and the lenders agreed to change and amend certain covenants for the life of the loan, which was set to expire in August of 2000. The Credit Agreement was also subsequently modified to include Trimble's prior separate $5,000,000 line of credit and to simplify the entire arrangement. The modified Credit Agreement required the payment of a commitment fee of 0.25% of the available amount and any borrowings under such Credit Agreement bore interest at the following rates: 1% over LIBOR if the total funded debt to EBITDA were less than or equal to 1.0x, or 0.3%, 1.25% over LIBOR if such ratio were greater than 1.0x and less than or equal to 2.0x, or 0.4%, and 1.75% over LIBOR if such ratio were greater than 2.0x. In addition to borrowing at the specified LIBOR rate, Trimble also had the additional right to borrow under the Credit Agreement with interest at the higher of (i) one of the bank's annual prime rate and (ii) the federal funds rate plus 0.5%. Trimble never made any borrowings under such $50,000,00 unsecured revolving portion of the Credit Agreement, but had issued certain letters of credit amounting to approximately $1.2 million. In order to effect the acquisition of the Spectra Precision Group, in July 2000 Trimble completely terminated this Credit Agreement in favor of obtaining the New Credit Facilities described above.

Integration Plans:

     The Company expects that the acquisition of the Spectra Precision Group will strengthen Trimble's position as a leading provider of positioning solutions worldwide. The acquisition also gives Trimble one of the most comprehensive product portfolios in the industry, strengthens its distribution network, and serves as a platform for future growth. The complementary product lines and technologies of Trimble and Spectra Precision Group, will make the combined Company a leader in the Architecture/Engineering/Construction (A/E/C), Agriculture, and Asset Management market segments of the positioning solution industry. There is very little overlap between each of the Companies product offerings. In addition, the Spectra Precision Group's well-established and extensive distribution network should extend Trimble's reach into new segments of its target market segments both domestically and internationally.

     Revenues for the Spectra Precision Group for the last six months ended June 30, 2000, were approximately $117 million. Revenues of Spectra Precision after integration will be combined with current Trimble revenues. The Spectra


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Precision Group  currently has  manufacturing  and development  centers in Ohio,
Sweden, and Germany, and has approximately 1,300 employees.

     The Spectra Precision Group develops instruments and systems that provide positioning solutions for four major customer applications:

1. Surveying -- Spectra Precision AB is a leading supplier of surveying and positioning systems based on both optical measurement and GPS technology. Products are used in highway construction, site development and other infrastructure development projects.

2. Construction Site Positioning -- The Spectra Precision Group is a leading supplier of laser-based positioning instruments which permit the accurate alignment of foundations, sewers, walls, floors and ceilings.

3. Construction and Agricultural Machine Control -- The Spectra Precision Group is a leading supplier of laser systems which correctly position and control heavy construction equipment in construction site preparation, highway construction and agricultural land leveling.

4. Software -- Spectra Precision Software Inc., a subsidiary of Spectra Precision, Inc., is a leading developer of three-dimensional land modeling software for the civil engineering, surveying, construction, GIS and photogrammetry industries.

     Trimble's current strategy is to focus on leveraging existing technologies, distribution, and marketing resources and identifying and taking advantage of synergies between the companies. The Company's initial priorities for the combined entities are centered around the alignment of distribution channels, definition of basic corporate organization, reporting and structure, branding and imaging of the company and products. At the present time, there are no immediate plans to integrate the manufacturing of Trimble with those of the Spectra Precision Group.

     As part of the acquisition, Trimble has identified approximately $15 to $20 million of potential cost reductions which could be achieved over the next two to three years; however, the Company is still in the early stages of combining Trimble and Spectra Precision Group and this involves certain inherent risks, including: the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economies of scale or other value; diversion of management's attention; difficulties in coordinating the management of operations at new sites; and the possible loss of key employees of acquired operations. The Company's profitability may suffer if we are unable to successfully integrate and manage this acquisition, or if we do not generate sufficient revenue to offset the increased expenses associated with this acquisition.

     Prior to the execution of the Agreement and Plan of Acquisition, Ulf J. Johansson, a current member of Trimble's board of directors, served as the president and chief executive officer of Spectra-Physics from January 1990 to September 1996 and Steven W. Berglund, Trimble's current President, Chief Executive Officer and member of the board of directors served as the president of Spectra Precision, Inc. from June 1995 to March 1999. In addition, Mr. Berglund served as senior vice president of Spectra Physics AB from April 1991 through June 1995 and from 1985 through 1991 he held various positions with the Spectra Physics AB Company. Spectra Precision was then a subsidiary of Spectra-Physics AB.

     The descriptions provided in this Report on Form 8-K of the terms and conditions of the Agreement and Plan of Acquisition and the transactions contemplated thereby as part of Trimble's acquisition of the Spectra Precision Group are summaries only and the full text of the such acquisition agreements are filed hereto as listed below.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired:

                  The financial statements required by this Item will be filed by amendment no later than 60 days from the date of the earliest event reported by this report.

(b)      Pro Forma Financial Information:

                  The pro forma financial statements required by this Item will be filed by amendment no later than 60 days from the date of the earliest event reported by this report.

(c)      EXHIBITS

          10.72 Stock and Asset Purchase Agreement, dated as of May 11, 2000, between Trimble Acquisition Corp., and Spectra Physics Holdings USA, Inc., Spectra Precision AB, and Spectra Precision Europe Holdings, BV.

          10.73 Asset Purchase Agreement, dated May 11, 2000, between Trimble Acquisition Corp. and Spectra Precision AB.

          10.74 $200.0 million Credit Agreement, dated July 14, 2000, between Trimble Navigation Limited and ABN AMRO Bank N.V., Fleet National Bank, and The Bank of Nova Scotia.

          10.75 Subordinated Seller Note, dated July 14, 2000, for the principal amount of $80,000,000 issued by Trimble Navigation Limited to Spectra Precision Holdings, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
(Registrant)

By:      /s/ Mary Ellen Genovese
        ---------------------------------------------------------
         Mary Ellen Genovese
         (Vice President Finance, Chief Financial Officer, and
         Corporate Controller)


Dated:   July 28, 2000


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